                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the registration statement on Form S-3 of TCI Communications, Inc. and Tele-Communications, Inc. of our reports dated March 27, 1995, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and the related financial statement schedules, which reports appear in the December 31, 1994 Annual Report on Form 10-K, as amended, of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement. Our reports covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities," in 1994.

                                          KPMG Peat Marwick LLP

Denver, Colorado
September 29, 1995